Consulting Agreement
                              --------------------

This Consulting Agreement is made on this 20th day of January 2004.

                                     BETWEEN

Edmund Pieterse, a Consultant having his mailing address at C/O Maximum Dynamics, Inc., Unit 6, College Park, Parklands, 7441, South Africa; Israel I. Hernandez, a Consultant having his address at Roberto Gayol, #61, Bel Balle, Mexico City, Mexico; J. Eduardo Martinez, a Consultant having his address at AV Santa, Edif 26, Suite 303, CPM Cullahuavan, Mexico City, Mexico; Hiper Systems, an engineering firm having its address at AV Santa, Edif 26, Suite 303, CPM Cullahuavan, Mexico City, Mexico; Brian Wallis, a Consultant having his address at C/O Maximum Dynamics, Inc., 2 N. Cascade Ave, Ste 1100, Colorado Springs, CO 80903; Stanley Bouwer, a Consultant having his address at C/O Maximum Dynamics, Inc., Unit 6, College Park, Parklands, 7441, South Africa; and Quinton Westhuizen, a Consultant having his address at C/O Maximum Dynamics, Inc. Unit 6, College Park, Parklands, 7441, South Africa. The above listed Consultants shall be referred to collectively hereafter as "Consultants" or individually as "Consultant".

                                       AND

Maximum Dynamics, Inc., having its office at 2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado, 80903.

WHEREAS

         WHEREAS, CONSULTANTS provide engineering services and technology development services for businesses and professionals in the IT and financial services sector; and,

         WHEREAS, Company wishes to engage the services of CONSULTANTS;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

DURATION

This agreement commences on January 20, 2004 and will be effective until January 4, 2005, as per the terms listed herein. Thereafter it shall be reviewed for further extension on mutually agreeable terms.

FINANCIAL

CONSULTANTS shall be paid for services as set forth in Exhibit A. The fees to be paid shall be paid with shares of registered S-8 shares of Common Stock of Maximum Dynamics, Inc. and shall be priced at a twenty percent (20%) discount to today's bid of $0.18 per share. The number of shares issued to each CONSULTANT as payment for services is set forth in Exhibit A.

BINDING

This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant hereto constitute the entire agreement between the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto, as the case may be.

APPLICABLE LAW

This Agreement is made pursuant to, and will be governed by, and construed and enforced in accordance with, the laws of South Africa.

TERMINATION

If this agreement is terminated previous to January 20, 2005, the CONSULTANT shall keep one twelfth (1/12) of the shares received as payment for every month CONSULTANT was retained.


ACCEPTED

For CONSULTANT                                       For Maximum Dynamics
--------------                                       --------------------

BY: /s/  Edmund Pieterse                         BY:  /s/   Joshua Wolcott
   --------------------------                        --------------------------
         Edmund Pieterse                                    Joshua Wolcott

DATE:                                            DATE:
   --------------------------                        --------------------------

BY: /s/  Israel I. Hernandez
   --------------------------
         Israel I. Hernandez

DATE:
     ------------------------


BY: /s/  J. Eduardo Martinez
   --------------------------
         J. Eduardo Martinez

DATE:
    -------------------------


BY: /s/   J. Eduardo Martinez
   -----------------------------------------------------
          J. Eduardo Martinez, Director of Hiper Systems

DATE:
    -------------------------


BY: /s/   Brian Wallis
    -------------------------
          Brian Wallis

DATE:
   --------------------------


BY: /s/  Stanley Bouwer
   --------------------------
         Stanley Bouwer

DATE:
    -------------------------


BY: /s/  Quinton Westhuizen
    -------------------------
         Quinton Westhuizen

DATE:
    -------------------------

                                    EXHIBIT A

The following sets forth the services to be rendered by each Consultant, the fees for such services and the number of S-8 shares to be issued as payment.

Consultant                 Services                                             Fees        Shares
----------                 --------                                             ----        ------
Edmund Pieterse            MPOS programming and certification                   $14,400     100,000

Israel I. Hernandez        MPOS programming and certification                   $14,400     100,000

J. Eduardo Martinez        MPOS programming and certification                   $14,400     100,000

Hiper Systems              MPOS programming and certification                   $14,400     100,000*

Brian Wallis               Software engineering and VOIP appls.                 $14,400     100,000

Stanley Bouwer             Wireless engineering, R&D, & procurement             $14,400     100,000

Quinton Westhuizen         Wireless site studies and implementation             $14,400     100,000

* Shares shall be restricted shares.